EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-48610, 33-53802, 33-06191, 333-45558, 333-45562, 333-66602) of Plains Resources Inc. of our report dated February 26, 2004, relating to the consolidated financial statements of Plains All American Pipeline, L.P., which appears in the Plains All American Pipeline, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this
Form 10-K/A Amendment No. 1.

PricewaterhouseCoopers LLP

Houston, Texas

April 27, 2004